Exhibit 99.1

Contact:

Jack Brennan, CFO - (305) 375-8005 or jbrennan@answerthink.com

Answerthink Announces Second Quarter Results

•	Revenue exceeds guidance and EPS in line with guidance.
•	Year over year results led by Hackett Group’s 39% growth, with all groups reporting quarterly sequential growth.

Miami, FL – August 2, 2005 – Answerthink, Inc. (Nasdaq: ANSR) announced today its financial results for the second quarter of 2005, which ended July 1, 2005.

Second quarter revenue was $41.7 million, a 13% increase from the first quarter of 2005 and an 11% increase compared to the second quarter of 2004. Diluted earnings per share were $0.03, compared to a diluted loss per share of $0.03 in the second quarter of 2004. The 2004 results included restructuring costs of $0.08 per diluted share, related to an increase in previously established restructuring reserves for the consolidation of facilities. Pro forma diluted earnings per share were $0.03, compared to $0.04 in the second quarter of 2004. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

For the first six months of 2005, revenues were $78.6 million, an 8% increase from the first six months of 2004. Diluted loss per share was $0.00, compared to $0.01 for the same period in the previous year. The 2005 and 2004 results include restructuring costs of $0.03 and $0.08 per diluted share, respectively, related to an increase in previously established restructuring reserves for the consolidation of facilities. Pro forma diluted earnings per share were $0.04, compared to $0.06 in the same period of the previous year.

The Company’s cash balances, including restricted cash and marketable investments, were $45.7 million at the end of the second quarter of 2005. During the quarter, the Company spent $3.1 million to repurchase 811,000 shares of the Company’s common stock. As of the end of the second quarter of 2005, $7.9 million remained available under the Company’s share repurchase program authorization.

“This was an important quarter as we extended our Hackett Group to include our Transformation Advisory offerings along with its best practice intellectual capital and deep business process expertise,” said Ted A. Fernandez, Chairman and CEO of Answerthink. “We are pleased with the client response to this move which was evident in the strong year over year and sequential Hackett sales growth as well as the sequential growth of our Business Applications and Business Intelligence groups.”

Based on the current economic outlook, the Company estimates total revenues for the third quarter of 2005 to be in the range of $41.0 million to $43.0 million. The Company also estimates diluted earnings per share to be in the range of $0.04 to $0.07 and pro forma diluted earnings per share to be in the range of $0.04 to $0.06.

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Other Highlights

Strategic Program with Lawson – Lawson Software and The Hackett Group announced a strategic relationship to enable Lawson clients to measure their business process performance versus world-class companies. The Hackett World-Class Passport (SM) program provides Lawson clients with access to the Hackett Book of Numbers© Research Series, Hackett-Certified Practices, best practice benchmarking, access to online metrics, and business process advisory services and will provide a foundation for Lawson Professional Services’ outcomes-based software implementation methodology.

Nordic Partnership – Hackett and X-lence Group AS announced a partnership that enables Hackett to offer its benchmarking, business advisory programs, and transformation services to companies in Norway, Sweden, Denmark, Finland, and Russia. The agreement, under which X-lence Group will serve as a sales agent for Hackett in these five countries, is designed to expand Hackett’s channel presence in new markets.

15th Annual Best Practices Conference – Hackett offered nearly 400 attendees at its annual best practices conference a preview of its 2005 SG&A world-class performance metrics and findings. The conference, entitled “Enterprise Performance Management: Building Harmony in Purpose and Execution,” also featured presentations by senior executives from 12 of the world’s most successful companies, including Alcoa, Georgia-Pacific, Honeywell, InterContinental Hotels Group, Nextel Communications, and others.

Best Practices Implementation Enhancements – Answerthink announced the completion of major enhancements to its Best Practices Implementation (BPI) knowledge repository. BPI Version 2 is a comprehensive toolset designed to enhance business performance and return on investment (ROI) from enterprise transformation ERP initiatives by integrating best practices and performance metrics from The Hackett Group. The BPI enhancements expand the scope of Hackett-CertifiedSM Practices in finance, IT, HR, procurement, and other key operations areas. End-to-end process designs such as procure-to-pay, order-to-cash, and planning and performance management were also added.

Representative Client Engagements

Reporting Systems Integration for Large Electric Utility – This client selected Answerthink to lead a comprehensive systems integration effort designed to streamline financial reporting following a large merger. The system will consolidate data from PeopleSoft, SAP, and Oracle systems, support overall standardization and transformation of the company’s close and consolidation processes, and also facilitate the merging of functions from multiple shared service centers. The company recently completed a Hackett finance benchmark, and Answerthink will integrate best practices in financial reporting as part of its efforts.

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SG&A Benchmark and Hyperion Implementation for Japanese Auto Manufacturer – This client contracted with Hackett for Hackett’s first-ever Japanese-language benchmark, covering Selling, General & Administrative (SG&A) functions for its Japanese and Asian operations. The contract follows successful SG&A benchmarks over the past two years covering the company’s European and North American operations. The benchmarks are part of this client’s overall drive to achieve world-class performance in the back office. In addition, the client separately selected Answerthink to design and implement a new financial planning and forecasting tool utilizing Hyperion software. The project, which will enable the client’s North American subsidiary to report consolidated numbers to its Japanese parent, is an extension of Answerthink’s initial Hyperion implementation efforts at the corporate level last year. As part of the work, Answerthink is assisting in the migration to Hackett-Certified practices.

Financial Planning and Reporting and Analysis Solution for an Aerospace & Defense Company – This industry leader selected Answerthink to assist with the design and implementation of a new financial planning, management reporting, and analysis solution. The new contract is a continuation of an ongoing project, which began with a Hackett benchmark and also included the creation of a conceptual solution and software evaluation and selection. Answerthink will assist the company in implementing this new set of capabilities across all of its business units and corporate. The new SAP and Cognos-based solution is designed to improve the company’s decision support capabilities by dramatically streamlining and automating the financial analysis and decision support processes.

Finance Transformation Support for IT Management Software Vendor – This client selected Hackett to perform a finance benchmark and also assist in the development of a strategic transformation plan. The effort will include development of detailed best practices-based process flows, outlining of a delivery model for shared service center activities, and creation of a technology roadmap including a best practices gap assessment for SAP. Hackett was chosen by the client over several leading strategy firms based on the breadth of its best practices repository and Answerthink’s Best Practices Implementation tools. The client’s goal is to improve service delivery flexibility in finance, and position the organization to support market-driven and merger-related growth.

At 5:00 P.M. ET on Tuesday, August 2, 2005, Answerthink, Inc. will host a conference call to discuss second quarter earnings results for the period ending July 1, 2005. The number for the conference call is (888) 566-5771, (Passcode: Second Quarter, Leader: Ted A. Fernandez). For International callers, please dial (210) 234-0000.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, August 2, 2005 and will run through 5:00 P.M. ET on Tuesday, August 16, 2005. To access the rebroadcast, please dial (888) 566-0623. For International callers, please dial (402) 998-0725.

In addition, Answerthink will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, August 2, 2005 and will run through 5:00 P.M. ET on Tuesday, August 16, 2005. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

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About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States, Europe and India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), a business process advisory firm and an Answerthink company, is a global leader in best practice research, benchmarking and transformation advisory services that empower executives to achieve world-class enterprise performance. Only The Hackett Group empirically defines world-class performance in sales, general and administrative (SG&A) and supply chain activities with analysis gained through 3,300 benchmark studies over 13 years at more than 1,865 of the world’s leading companies. The foundation of Hackett’s benchmarks, transformation services, and membership-based advisory programs is our proprietary database of Hackett-CertifiedSM Practices, approaches which are proven to correlate with superior performance metrics. This unparalleled knowledge repository enables Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 93 percent of the Dow Jones Industrials, 80 percent of the Fortune 100 and 90 percent of the Dow Jones Global Titans Index.

# # #

Hackett-Certified, Book of Numbers, and Hackett World-Class Passport are service marks of The Hackett Group, Inc.

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our recently launched transformation advisory product offerings and other new services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Six months Ended
	July 1,	July 2,	July 1,	July 2,
Revenues:
Revenues before reimbursements	$37,440	$34,006	$70,618	$65,564
Reimbursements	4,260	3,643	7,954	7,174

Total revenues	41,700	37,649	78,572	72,738

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	20,153	19,576	40,539	37,531
Reimbursable expenses	4,260	3,643	7,954	7,174

Total project personnel and expenses	24,413	23,219	48,493	44,705

Selling, general and administrative expenses	15,535	12,060	28,419	24,041
Restructuring costs	—	3,749	1,134	3,749
Stock compensation expense	728	492	1,285	1,294

Total costs and operating expenses	40,676	39,520	79,331	73,789

Income (loss) from operations	1,024	(1,871)	(759)	(1,051)
Other income (expense):
Interest income	321	196	584	386
Interest expense	(16)	—	(40)	—

Income (loss) before income taxes and income from discontinued operations	1,329	(1,675)	(215)	(665)
Income taxes	95	(96)	(19)	(53)

Income (loss) from continuing operations	1,234	(1,579)	(196)	(612)
Income from discontinued operations	—	370	—	370

Net income (loss)	$1,234	$(1,209)	$(196)	$(242)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$0.03	$(0.04)	$(0.00)	$(0.02)
Income from discontinued operations	$—	$0.01	$—	$0.01
Net income (loss) per common share	$0.03	$(0.03)	$(0.00)	$(0.01)
Weighted average common shares outstanding	42,786	44,555	43,112	44,690

Diluted net income (loss) per common share: (1)
Income (loss) from continuing operations	$0.03	$(0.04)	$(0.00)	$(0.02)
Income from discontinued operations	$—	$0.01	$—	$0.01
Net income (loss) per common share	$0.03	$(0.03)	$(0.00)	$(0.01)
Weighted average common and common equivalent shares outstanding	47,137	44,555	43,112	44,690

Pro forma data: (2)
Income (loss) before income taxes and income from discontinued operations	$1,329	$(1,675)	$(215)	$(665)
Restructuring costs	—	3,749	1,134	3,749
Stock compensation expense	728	492	1,285	1,294
Amortization of intangible assets	420	459	864	790

Pro forma income before income taxes	2,477	3,025	3,068	5,168
Pro forma income taxes	991	1,210	1,227	2,067

Pro forma net income	$1,486	$1,815	$1,841	$3,101

Pro forma basic net income per common share	$0.03	$0.04	$0.04	$0.07
Weighted average common shares outstanding	42,786	44,555	43,112	44,690

Pro forma diluted net income per common share	$0.03	$0.04	$0.04	$0.06
Weighted average common and common equivalent shares outstanding	47,137	49,075	47,339	49,257

(1)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the six months ended July 1, 2005 and the quarter and six months ended July 2, 2004 as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for the six months ended July 1, 2005 were 47,339 and for the quarter and six months ended July 2, 2004 were 49,075 shares and 49,257 shares, respectively.
(2)	The Company provides pro forma earnings results (which exclude amortization of intangible assets, non-cash compensation and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users’s overall understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

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Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 1, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,323	$38,890
Marketable investments	12,848	—
Accounts receivable and unbilled revenue, net	35,411	28,883
Prepaid expenses and other current assets	2,203	3,459

Total current assets	77,785	71,232

Marketable investments	4,928	9,902
Restricted cash	600	3,000
Property and equipment, net	6,767	7,568
Other assets	2,306	3,245
Goodwill, net	34,726	33,786

Total assets	$127,112	$128,733

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,226	$3,462
Accrued expenses and other liabilities	20,973	17,910

Total current liabilities	26,199	21,372
Accrued expenses and other liabilities, non-current	2,992	7,507

	29,191	28,879

Shareholders’ equity	97,921	99,854

Total liabilities and shareholders’ equity	$127,112	$128,733

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Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2005		2004
	Q2	Q1	Q2
Revenue Breakdown by Group:
(in thousands)

The Hackett Group
Benchmarking and Membership Advisory Programs	$7,314	$6,308	$5,602
Transformation Advisory	10,449	9,079	7,215

Total The Hackett Group	17,763	15,387	12,817

Best Practice Solutions
Business Applications	14,398	13,233	16,093
Business Intelligence	9,539	8,252	8,739

Total Best Practice Solutions	23,937	21,485	24,832

Total revenues	$41,700	$36,872	$37,649

Revenue Concentration:
(% of total revenues)

Top customer	5%	7%	9%
Top 5 customers	19%	24%	23%
Top 10 customers	30%	36%	33%

Key Metrics and Other Financial Data:

Consultant utilization rate	70%	70%	72%
Gross billing rate per hour	$192	$182	$176
Net billing rate per hour	$173	$164	$159
Consultant headcount	596	569	597
Total headcount	782	753	762
Days sales outstanding (DSO)	75	71	70
Cash provided by (used in) operating activities (in thousands)	$(1,525)	$(262)	$145
Depreciation and amortization (in thousands)	$1,190	$1,262	$1,275

Share Repurchase Program:

Shares purchased since inception (in thousands)	6,534	5,723	4,370
Cost of shares repurchased since inception (in thousands)	$22,119	$18,987	$13,020
Average per share cost of shares purchased since inception	$3.39	$3.32	$2.98
Remaining authorization (in thousands)	$7,881	$6,013	$1,980